UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 6, 2009
PLIANT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-40067	43-2107725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (847) 969-3300
N.A.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On February 6, 2009, Pliant Corporation (the “Company”) received a notice (the “WCCA Default Notice”) from Merrill Lynch Bank USA, as Administrative Agent under the Working Capital Credit Agreement, dated as of July 18, 2006, among the Company, certain subsidiaries of the Company, the Lenders party thereto, and Merrill Lynch Bank USA, as Administrative Agent (the “Working Capital Credit Agreement”) stating that the Company incorrectly calculated the Domestic Borrowing Base (as defined in the Working Capital Credit Agreement) in the Borrowing Base Certificate (as defined in the Working Capital Credit Agreement) that the Company delivered to the Administrative Agent on February 2, 2009. The WCCA Default Notice provided that an incorrect calculation of the Domestic Borrowing Base is an Event of Default pursuant to Section VII(o) of the Working Capital Credit Agreement. The WCCA Default Notice also stated that the Company failed to prepay a portion of the outstanding loans as required by Section 2.10(b)(i) of the Working Capital Credit Agreement, which constituted an Event of Default pursuant to Section VII(a) of the Working Capital Credit Agreement. The WCCA Default Notice indicated that, as a result of the occurrence of such Events of Default, the interest rate applicable to all outstanding loans under the Working Capital Credit Agreement would be increased by 2.50% and demanded that the Company deposit approximately $6.3 million as additional cash collateral. As of February 6, 2009, the interest rate applicable to outstanding loans made to the Company and the Company’s U.S. subsidiaries under the Working Capital Credit Agreement was, in the case of alternate base rate loans, 5.00% and, in the case of Eurodollar loans, 3.13625%. As of February 6, 2009, the interest rate applicable to the other outstanding loans under the Working Capital Credit Agreement was, in the case of loans made to the Company’s Mexican subsidiary, 3.136250%, in the case of loans made to the Company’s Canadian subsidiaries, 3.38625% and, in the case of loans made to the Company’s German subsidiary, 6.38625%. The aggregate principal amount outstanding under the Working Capital Credit Agreement is approximately $158.2 million exclusive of letters of credit. The Company previously filed the Working Capital Credit Agreement as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which was filed on November 14, 2006.
Also on February 6, 2009, Pliant Corporation of Canada Ltd., a subsidiary of the Company, received a notice (the “FACA Default Notice”) from the Administrative Agent under the Fixed Asset Credit Agreement, dated as of July 18, 2006, among certain subsidiaries of the Company, the Lenders party thereto, and Merrill Lynch Bank USA, as Administrative Agent (the “Fixed Asset Credit Agreement”) stating that the occurrence of an Event of Default under the Working Capital Credit Agreement constituted an Event of Default pursuant to Section VII(p) of the FACA. The FACA Default Notice indicated that, as a result of the occurrence of such Event of Default, the interest rate applicable to all outstanding loans under the Fixed Asset Credit Agreement would be increased by 2.50%. Prior to the Company’s receipt of the FACA Default Notice, the interest rate applicable to all outstanding loans under the Fixed Asset Credit Agreement was 3.38625%. The aggregate principal amount outstanding under the Fixed Asset Credit Agreement is approximately $3.1 million. The Company previously filed the Fixed Asset Credit Agreement as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which was filed on November 14, 2006.

The Company is currently reviewing the WCCA Default Notice and the FACA Default Notice and is engaged in discussions with Merrill Lynch Bank USA regarding these matters.
Item 8.01. Other Events.
Attached hereto as Exhibit 99.1 is the Company’s current 2009-2013 Business Plan.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.

Exhibit 99.1	2009-2013 Business Plan
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in the 2009-2013 Business Plan attached hereto as Exhibits 99.1, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Actual results may differ materially from these forward-looking statements due to numerous factors beyond our control, including timely completion of the Company’s proposed financial restructuring. Completion of the proposed financial restructuring is subject to a number of conditions, including our ability to timely complete negotiations and documentation of the proposed financial restructuring, and approval of the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice. Additionally, economic, business, competitive, regulatory and factors that may affect the Company’s actual results are discussed in more detail in our Annual Report on Form 10-K for 2007 and in subsequent filings with the Securities and Exchange Commission. Any forward-looking statements should be considered in light of these factors and readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this filing. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

EXHIBIT INDEX
The following exhibits are filed herewith:

Exhibit No.

Exhibit 99.1	2009-2013 Business Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION
Date: February 12, 2009	By:	/s/ Stephen T. Auburn
Stephen T. Auburn
Vice President, General Counsel and Secretary